EXHIBIT 10.2
Termination Letter

August 28, 2015

Jeckelson Investments Limited
Reg.no: HE 206312
Nauusis, 1, Karapatahis Building, PC 6018
Larmaca, Cyprus
E-mail address: anders.holmstedt@aitellu.com

Mr. Henrik Andreas Leo Ellefsen
Skovbovaengets Sidealle 3
4000 Roskilde
Denmark
E-mail address: henrik@ellefsen.com

Re:           Termination of Agreement

Dear Mssrs. Holmstedt and Ellefsen:

Reference is made to that certain Share Exchange and Purchase Agreement dated February 26, 2015 (“Agreement”) by and among the Stockholders of LXXCOIN VENTURES LIMITED, a Cyprus limited company formerly known as JECKELSON INVESTMENTS LIMITED (“Seller”), CRYPTOCORUM, LTD., a Malta holding company (“CryptoCorum”) and CRYPTOSIGN, INC., a Delaware corporation formerly known as STRATEGABIZ, INC. (“CryptoSign”).  Any capitalized terms used in this letter but not defined have the meanings given in the Agreement.

Please be advised that CryptoSign hereby terminates the Agreement pursuant to the terms of Section 10.01(d) and (f) the Agreement as a result of a failure for the transaction to close within the time set forth in the Agreement.  This letter serves as notice of such termination as required under Section 10.01.  Accordingly, the Agreement is of no further force or effect, however, this termination does not relieve any party from any liability for any breach of the Agreement prior to the termination.

Sincerely,

/s/ Brian P Svaneeng Mertz

Brian Pal Svaneeng Mertz, CEO

Cc:         Soren Jonassen
Ole Sigetty
Robert Bench
J. Martin Tate